Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Senetek PLC, (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2006 as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), I, Frank J. Massino, President and Chief Executive Officer of the Company, certify to my knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: November 14, 2006	/s/ FRANK J. MASSINO
Frank J. Massino
President and Chief Executive Officer